As filed with the Securities and Exchange Commission on June 24, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ELECTRONICS FOR IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3086355 (I.R.S. Employer Identification No.)

303 Velocity Way
Foster City, California 94404-4803
(Address of principal executive offices)

1999 Equity Incentive Plan, as amended and
2000 Employee Stock Purchase Plan
(Full title of the plans)

Guy Gecht
Chief Executive Officer
Electronics For Imaging, Inc.
303 Velocity Way
Foster City, California 94404-4803
(650) 357-3500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	per Share(2)	Offering Price(2)	Registration Fee

1999 Equity Incentive Plan Stock Options and Common Stock, $.01 par value	2,690,503 shares	$20.94	$56,339,132.82	$4,557.84
1999 Equity Incentive Plan Common Stock, $.01 par value	2,759,497 shares	$16.89	$46,607,904.33	$3,770.58
2000 Employee Stock Purchase Plan Common Stock, $.01 par value	561,669 shares	$20.94	$11,761,348.86	$951.49
Total			$114,708,386.01	$9,279.91

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Electronics for Imaging 1999 Equity Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”) on the basis of (a) the average of the high and low prices per share of Registrant’s Common Stock on June 17, 2003, as reported on the Nasdaq National Market for the options and shares reserved for future grant under Registrant’s 1999 Equity Incentive Plan and the interests and shares reserved for issuance under Registrant’s 2000 Employee Stock Purchase Plan and (b) the weighted average exercise price of the outstanding options to be registered under Registrant’s 1999 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          Electronics for Imaging, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2003, for the period ended March 31, 2003;

(c)	All reports filed pursuant to Sections 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(d)	Registrant’s Registration Statement No. 000-18805 on Form 8-A filed with the SEC on August 28, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to Registrant’s Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

          Under Section 145 of the Delaware General Corporation Law Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the “1933 Act”). Registrant’s Amended and Restated Certificate of Incorporation requires Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law. Registrant’s Amended and Restated Bylaws require Registrant to indemnify any persons by reason of the fact that he is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of Registrant, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if an action or suit is by or in the right of Registrant against such director, officer, employee or agent of Registrant and such person is adjudged to be liable to Registrant then Registrant shall only indemnify such person to the extent that the court in which such action or suit is brought shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Registrant has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. Registrant currently carries directors and officers liability insurance, which may insure against officer or director liability arising under the 1933 Act.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

4	Instruments Defining the Rights of Shareholders. Reference is made to Registrant’s Statements No. 000-18805 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d)
5	Opinion and consent of Carr & Ferrell LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Carr & Ferrell LLP is contained in Exhibit 5
24	Power of Attorney is contained on the signature pages of this Registration Statement
99.1	Electronics for Imaging, Inc. 1999 Equity Incentive Plan, as amended.
99.2	Electronics for Imaging, Inc. 2000 Employee Stock Purchase Plan, as amended

Item 9. Undertakings

The undersigned registrant hereby undertakes:

          (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the 1933 Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on June 24, 2003.

ELECTRONICS FOR IMAGING, INC.

By: /s/ Guy Gecht

Guy Gecht Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guy Gecht and Joseph Cutts and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy Gecht Guy Gecht	Chief Executive Officer, Director (Principal Executive Officer)	June 24, 2003

/s/ Fred Rosenzweig Fred Rosenzweig	President and Chief Operating Officer, Director (Principal Operating Officer)	June 24, 2003

/s/ Joseph Cutts Joseph Cutts	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	June 24, 2003

/s/ Jean-Louis Gassée Jean-Louis Gassée	Director	June 24, 2003

/s/ James S. Greene James S. Greene	Director	June 24, 2003

/s/ Gill Cogan Gill Cogan	Director	June 24, 2003

/s/ Dan Maydan Dan Maydan	Director	June 24, 2003

/s/ Thomas Unterberg Thomas Unterberg	Director	June 24, 2003

/s/ David Peterschmidt David Peterschmidt	Director	June 24, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Shareholders. Reference is made to Registrant’s Statements No. 000-18805 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d)
5	Opinion and consent of Carr & Ferrell LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Carr & Ferrell LLP is contained in Exhibit 5
24	Power of Attorney is contained on the signature pages
99.1	Electronics for Imaging, Inc. 1999 Equity Incentive Plan, as amended
99.2	Electronics for Imaging, Inc. 2000 Employee Stock Purchase Plan, as amended